Exhibit 23.5

Rebecca Fisher, SRA, AI-RRS Director of Residential Appraisals, Chief Appraiser Office: 678-580-6235 Mobile: 239-273-3035 Email: rfisher@ces-wm.com

January 24, 2018

Danny Llorente, Chief Lending Officer
Korth Direct Mortgage LLC
2937 SW 27th Ave, Suite 307
Miami, FL 33133
Direct:  786-567-3117
Cell:  305-297-8744
Fax:  305-668-0682

RE: Projects 17-004925-01, 17-004925-02, & 17-004925-03

Dear Mr. Llorente,

CES herby consents to the quotation and summarization of our appraisal review of the properties in Registration Statement on Form S-1 of “Korth Direct Mortgage, LLC.”

Please let us know if you need further assistance.

Sincerely,

Rebecca Fisher, SRA, AI-RRS